                                                           EXHIBIT 99.6(d)


                      Amendment to Distribution Agreements
                      ------------------------------------


     The Distribution Agreements between Prudential Mutual Fund Distributors, Inc. and each of the Funds listed below are hereby transferred to Prudential Securities Incorporated effective January 1, 1996.


Name of Fund                             Date of Agreement
------------                             -----------------


The BlackRock Government Income Trust    August 30, 1991 and amended
                                         (Class A) and restated on April 12,
                                         1995

Command Government Fund                  September 15, 1988 and amended and
                                         restated on April 12, 1995

Command Money Fund                       September 15, 1988 and amended and
                                         restated on April 12, 1995

Command Tax-Free Money Fund              September 15, 1988 and amended and
                                         restated on April 12, 1995

Global Utility Fund, Inc.                February 4, 1991 and (Class A) amended
                                         and restated on July 1, 1993, August 1,
                                         1994 and May 4, 1995

Nicholas-Applegate Fund, Inc.            August 1, 1994 and amended (Class A)
                                         and restated on May 12, 1995

        Nicholas-Applegate Growth Equity Fund

Prudential Allocation Fund               January 22, 1990 and(Class A) amended
                                         and restated on August 1, 1994 and
        Strategy Portfolio               May 3, 1995
        Balanced Portfolio

Prudential California Municipal Fund     August 1, 1994 and amended  (Class A)
                                         and restated on May 5, 1995

     California Income Series
     California Series

Prudential California Municipal Fund     February 10, 1989 and
                                         amended and restated on
     California Money Market Series      July 1, 1993 and May 5, 1995

Prudential Diversified Bond Fund, Inc.   January 3, 1995 and amended (Class A)
                                         and restated on June 13, 1995

Prudential Equity Fund, Inc.             August 1, 1994 and amended (Class A)
                                         and restated on May 5, 1995

Prudential Equity Income Fund            August 1, 1994 and amended  (Class A)
                                         and restated on  May 3, 1995

Prudential Europe Growth Fund, Inc.      July 11, 1994 and amended (Class A) and
                                         restated on June 13, 1995

Prudential Global Fund, Inc.             August 1, 1994 and amended (Class A)
                                         and restated on June 5, 1995

Prudential Global Genesis Fund, Inc.     August 1, 1994 and amended  (Class A)
                                         and restated on May 3, 1995

Prudential Global Natural Resources
Fund, Inc.                               August 1, 1994 and amended (Class A)
                                         and restated on May 3, 1995

Prudential Government Income Fund, Inc.  January 22, 1990 and (Class A) amended and restated on April 13, 1995

Prudential Government Securities Trust   November 20, 1990 and Money Market
                                         Series amended and restated on
U.S. Treasury Money Market Series        July 1, 1993, May 2, 1995
                                         and August 1, 1995

                                       2